# MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the **"Make Good Agreement"**), dated effective as of September 27, 2007, is entered into by and among Jade Mountain Corporation, a Nevada corporation (the "Company"), the Investors (as defined below), Mr. Zou Dejun and Mr. Qiu Jinapoing, in their individual capacities and The Innomind Trust, a trust formed under the laws of BVI, (collectively, the **"Make Good Pledgors"**) and Tri-State Title & Escrow, LLC, as escrow agent (**"Escrow Agent"**).

WHEREAS, each of the investors in the private offering of securities of the Company (the **"Investors"**) has entered into a Securities Purchase Agreement, dated September 27, 2007 (the **"SPA"**), evidencing their participation in the Company's private offering (the **"Offering"**) of securities. As an inducement to the Investors to participate in the Offering and as set forth in the SPA, (i) the Make Good Pledgors, jointly and severally, agreed to place certain shares of the Company's common stock, par value $0.0001 per share (the **"Common Stock"**) into escrow for the benefit of the Investors in the event the Company fails to satisfy certain financial thresholds.

WHEREAS, pursuant to the requirements of the SPA, the Company and the Make Good Pledgors have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the SPA;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. **Appointment of Escrow Agent.** The Make Good Pledgors and the Company hereby appoint Escrow Agent to act in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. **Establishment of Escrow.**

a. Within three Trading Days following the Closing, the Make Good Pledgors shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing an aggregate of **5,580,000** shares of the Company's Common Stock (the **"Escrow Shares"**), along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company's Transfer Agent). As used in this Make Good Agreement, **"Transfer Agent"** means Securities Transfer Corporation, or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Company to the Escrow Agent. The Make Good Pledgors hereby, jointly and severally, agree that their obligation to transfer shares of Common Stock to Investors pursuant to Section 4.11 of the SPA and this Make Good Agreement shall continue to run to the benefit of each Investor

even if such Investor shall have transferred or sold all or any portion of its Shares, and that Investors shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares. The Make Good Pledgors hereby irrevocably, jointly and severally, agree that other than in accordance with Section 4.11 of the SPA and this Make Good Agreement, the Make Good Pledgors will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares). In furtherance thereof, the Company will (x) place a stop order on all Escrow Shares covered by any registration statements, (y) notify the Transfer Agent in writing of the stop order and the restrictions on such Escrow Shares under this Make Good Agreement and direct the Transfer Agent not to process any attempts by the Make Good Pledgors to resell or transfer any Escrow Shares under such registration statements or otherwise in violation of Section 4.11 of the SPA and this Make Good Agreement. If within ten (10) days following the Closing, the Make Good Pledgors shall not have deposited all potential 2007 Make Good Shares and 2008 Make Good Shares into escrow in accordance with this Make Good Agreement along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company's transfer agent), then, upon written demand from an Investor, the Company shall promptly, and in any event within thirty (30) days from the date of such written demand, pay to that Investor, as liquidated damages, an amount equal to that Investor's entire Investment Amount without interest thereon. As a condition to the receipt of such payment, the Investor shall return to the Company for cancellation the certificates evidencing the Shares acquired by the Investor under the SPA.

3. **Representations of the Make Good Pledgors and the Company.** The Make Good Pledgors, jointly and severally, and the Company as to itself only, hereby represent and warrant to the Investors as follows:

a. All of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances. Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company.

b. Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of any of the Make Good Pledgors pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgors, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

4. **Disbursement of Escrow Shares**

a. The Make Good Pledgors agrees that in the event that the After Tax Net Income (as defined in the SPA) reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2007, as filed with the Commission, is less than

$16,000,000 (the **"2007 Guaranteed ATNI"**), the Make Good Pledgors will transfer to the Investors on a pro-rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the SPA) for no consideration other than payment of their respective Investment Amount paid at Closing, 1,674,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the **"2007 Make Good Shares"**). In the event that either (i) the Earnings Per Share (as defined in the SPA) reported in the Annual Report on Form 10- KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is less than $1.120 on a fully diluted basis (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the **"2008 Guaranteed EPS"**) or (ii) the After Tax Net Income (as defined in the SPA) reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is less than $28,000,000 (the **"2008 Guaranteed ATNI"**), the Make Good Pledgors will transfer to the Investors on a pro rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the SPA) for no consideration other than payment of their respective Investment Amount paid at Closing, 3,906,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the **"2008 Make Good Shares"**). Notwithstanding anything to the contrary contained herein, in the event that the release of the 2007 Make Good Shares or the 2008 Make Good Shares to the Investors or the Make Good Pledgors is deemed to be an expense or deduction from revenues/income of the Company for the applicable year, under GAAP, then such expense or deduction shall be excluded for purposes of determining whether or not the 2007 Guaranteed ATNI, 2008 Guaranteed ATNI, or 2008 Guaranteed EPS, as the case may be, has been achieved by the Company. In the event that the After Tax Net Income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2007, as filed with the Commission, is equal to or greater than the 2007 Guaranteed ATNI, no transfer of the 2007 Make Good Shares shall be required by the Make Good Pledgors to the Investors under this Section and such 2007 Make Good Shares shall be returned to the Make Good Pledgors in accordance with this Make Good Agreement. In the event that (i) the Earnings Per Share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed EPS and (ii) the After Tax Net Income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed ATNI, no transfer of the 2008 Make Good Shares shall be required by the Make Good Pledgors to the Investors under this Section and such 2008 Make Good Shares shall be returned to the Make Good Pledgors in accordance with the Make Good Agreement. Any such transfer of the 2007 Make Good Shares or the 2008 Make Good Shares under this Section shall be made to the Investors or the Make Good Pledgors, as applicable, within 10 Business Days after the date which the 2007 or 2008, as applicable, Annual Report on Form 10-KSB for the Company is filed with the Commission and otherwise in accordance with this Make Good Agreement. In the event that the After Tax Net Income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2007, as filed with the Commission, is less than the 2007 Guaranteed ATNI, the Company has agreed that Pinnacle Fund L.P. (**"Pinnacle"**) and Blue Ridge Investments, LLC (**"Blue Ridge"**) will provide prompt joint written instruction to the Escrow Agent with regard to the distribution of the 2007 Make Good Shares in an amount to each Investor as set

forth on Exhibit A attached hereto (as determined as set forth above). In the event that either (i) the Earnings Per Share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is less than the 2008 Guaranteed EPS or (ii) the After Tax Net Income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is less than the 2008 Guaranteed ATNI, the Company has agreed that Pinnacle and Blue Ridge will provide prompt joint written instruction to the Escrow Agent with regard to the distribution of the 2008 Make Good Shares in an amount to each Investor as set forth on Exhibit A attached hereto (as determined as set forth above). The Escrow Agent need only rely on the joint letter of instruction from Pinnacle and Blue Ridge in this regard and notwithstanding anything to the contrary contained herein will disregard any contrary instructions. In the event that the After Tax Net Income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2007, as filed with the Commission, is equal to or greater than the 2007 Guaranteed ATNI, Pinnacle and Blue Ridge shall provide prompt joint written instructions to the Escrow Agent for the release of the 2007 Make Good Shares to the Make Good Pledgors. In the event that (i) the Earnings Per Share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed EPS and the After Tax Net Income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed ATNI, Pinnacle and Blue Ridge shall provide prompt joint written instructions to the Escrow Agent for the release of the 2008 Make Good Shares to the Make Good Pledgors.

b. Pursuant to Section 4(a), if Pinnacle and Blue Ridge deliver a joint notice to the Escrow Agent that the Escrow Shares are to be transferred to the Investors, then the Escrow Agent shall immediately forward either the 2007 Make Good Shares or 2008 Make Good Shares, as the case may be, to the Company's Transfer Agent for reissuance to the Investors in an amount to each Investor as set forth on Exhibit A attached hereto and otherwise in accordance with this Make Good Agreement. The Company covenants and agrees that upon any transfer of 2007 Make Good Shares or 2008 Make Good Shares to the Investors in accordance with this Make Good Agreement, the Company shall promptly instruct its Transfer Agent to reissue such 2007 Make Good Shares or 2008 Make Good Shares in the applicable Investor's name and deliver the same as directed by such Investor in an amount to each Investor as set forth on Exhibit A attached hereto. If the Company does not promptly provide such instructions to the Transfer Agent of the Company, then Pinnacle and Blue Ridge are hereby jointly authorized to give such re-issuance instruction to the Transfer Agent of the Company. If a joint notice from Pinnacle and Blue Ridge pursuant to Section 4(a) indicates that the Escrow Shares are to be returned to the Make Good Pledgors, then the Escrow Agent will promptly deliver either the 2007 Make Good Shares or 2008 Make Good Shares, as the case may be, to the Make Good Pledgors.

c. The Company and Make Good Pledgors covenant and agree, jointly and severally, to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for each Investor. The Company and the Make Good Pledgors understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion

of any interest or other income earned on the investment of the Escrow property.

5. **Duration.** This Make Good Agreement shall terminate upon the distribution of all the Escrow Shares in accordance with the terms of this Make Good Agreement. The Company agrees to promptly provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6. **Escrow Shares.** If any Escrow Shares are deliverable to the Investors pursuant to the SPA and in accordance with this Make Good Agreement, (i) Make Good Pledgors covenant and agree to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from the Make Good Pledgors to the Investors, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent promptly reissues such Escrow Shares in the applicable Investor's name and delivers the same as directed by such Investor. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the SPA and in accordance with this Make Good Agreement, any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by the Make Good Pledgors. Should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgors and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgors. In the event that the Escrow Agent receives a communication requiring the conversion of the Escrow Shares to cash or the exchange of the Escrow Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of the Make Good Pledgors; provided, that the cash or exchanged shares are instructed to be redeposited into the Escrow Account. The Make Good Pledgors shall be responsible for all taxes resulting from any such conversion or exchange.

7. **Interpleader.** Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent, Pinnacle and/or Blue Ridge shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent, Pinnacle and Blue Ridge are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent, Pinnacle or Blue Ridge. If Escrow Agent, Pinnacle or Blue Ridge is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of Virginia, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent, Pinnacle and Blue Ridge shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

8. **Exculpation and Indemnification of Escrow Agent, Pinnacle and Blue Ridge.**

a. Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner

whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. Pinnacle's and Blue Ridge's sole obligation under this Make Good Agreement is to provide joint written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports document as specified in Section 4 hereof) directing the distribution of the Escrow Shares. Pinnacle and Blue Ridge will provide such jointly written instructions upon review of the relevant earnings per share and/or after-tax net income amount reported in such periodic financial reports as specified in Section 4 hereof or receipt of notice from the Company under Section 4(d). Pinnacle and Blue Ridge are not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto. In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person (other than Pinnacle and Blue Ridge) in connection with such financial reports of the Company, Pinnacle and Blue Ridge shall have no obligation or liability to any party hereunder.

b. Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Virginia upon fiduciaries. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

c. The Company and Make Good Pledgors each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, Pinnacle and Blue Ridge and any of their principals, partners, agents, employees and affiliates from and against any expenses, including

reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent, Pinnacle or Blue Ridge in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent, Pinnacle or Blue Ridge hereunder; except, that if Escrow Agent, Pinnacle or Blue Ridge is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent, Pinnacle or Blue Ridge, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent, Pinnacle or Blue Ridge of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent, Pinnacle or Blue Ridge, as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees a nd disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

9. **Compensation of Escrow Agent.** Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10. **Resignation of Escrow Agent.** At any time, upon ten (10) days' written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

11. **Records.** Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested

by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party's expense.

12. **Notice.** All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

13. **Execution in Counterparts.** This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. **Assignment and Modification.** This Make Good Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Make Good Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Make Good Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement. This Make Good Agreement may be amended or modified only in writing signed by all of the parties hereto.

15. **Applicable Law.** This Make Good Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without giving effect to the principles of conflicts of laws thereof.

16. **Headings.** The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

17. **Attorneys' Fees.** If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18. **Merger or Consolidation.** Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and

succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of September 27, 2007.

**COMPANY:**

**JADE MOUNTAIN CORPORATION**

By:______________________________
Name:
Title:
Address:
Facsimile:
Attn.:

**MAKE GOOD PLEDGORS**

**Mr. Zou DeJun**

By:______________________________
Name:
Title:
Address:
Facsimile:
Attn.:

**Mr. Qui Jinapoing**

By:______________________________
Name:
Title:
Address:
Facsimile:
Attn.:

**THE INNOMIND TRUST**

By:______________________________
Name:
Title:
Address:
Facsimile:
Attn.:

**ESCROW AGENT:**

**TRI STATE TITLE & ESCROW, LLC,**
**as Escrow Agent**

By:______________________________
Name:
Title:
Address:
Facsimile:
Attn.:

By:______________________________
Name:
Title:
Address:
Facsimile:
Attn.:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOR OTHER PARTIES FOLLOWS]

**INVESTORS**

By:____________________________
Name:
Title:
Address:
Facsimile:
Attn.:

Exhibit A (attached as a MS Excel spreadsheet)

ESCROW SHARES TO BE ISSUED TO INVESTORS

| **Investor's Legal Name** | **Investor's Investment Amount** | **Make Good (2007)** | **Make Good (2008)** |
|---|---|---|---|
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |

Exhibit B

Initial Escrow Account Fee: $5,000

Fee for each disbursement of shares or cash: $500

Interest to be paid on monies held: 2.5% with Escrow Agent retaining any interest in excess of 2.5%.